Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP:  21988G841

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2004.

INTEREST ACCOUNT
----------------
Balance as of August 1, 2003..................................            $0.00
         Scheduled Income received on securities..............    $4,217,428.25
         Unscheduled Income received on securities............            $0.00

LESS:
         Distribution to the Holders..........................   -$4,217,427.84
         Distribution to Depositor............................           -$0.00
         Distribution to Trustee..............................           -$0.41
Balance as of February 1, 2004................................            $0.00


PRINCIPAL ACCOUNT
-----------------
Balance as of August 1, 2003..................................            $0.00
         Scheduled principal payment received on securities...            $0.00

LESS:
         Distribution to Holders..............................           -$0.00
Balance as of February 1, 2004................................            $0.00


               UNDERLYING SECURITIES HELD AS OF February 1, 2004

        Principal
         Amount                               Title of Security
        ---------                             -----------------

        $38,117,000     DaimlerChrysler Corporation, formerly known as Chrysler
                        Corporation, 7.45% Debentures due February 1, 2097
                        *CUSIP:   171196AS7

        $75,610,000     DaimlerChrysler Corporation, formerly known as Chrysler
                        Corporation, 7.40% Debentures due August 1, 2097
                        *CUSIP:   171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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